EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Commonwealth Carriers S.A.	British Virgin Islands

Island S Management Corp	British Virgin Islands

Broeder Limited	British Virgin Islands

Cosan S.A. Indústria e Comércio	Brazil

Nova Agrícola Ponte Alta S.A.	Brazil

Vertical UK LLP	British Virgin Islands

Águas da Ponte Alta S.A.	Brazil

Vale da Ponte Alta S.A.	Brazil

Barrapar Participações S.A.	Brazil

Bioinvestments Negócios e Participações S.A.	Brazil

Proud Participações S.A.	Brazil

Cosan Overseas Limited	Cayman Islands

Pasadena Empreendimentos e Participações S.A.	Brazil

Cosan Seis S.A.	Brazil

Novo Rumo Logística S.A.	Brazil

Cosan Biomassa S.A.	Brazil

Usina Santa Luiza S.A.	Brazil

Raízen S.A.	Brazil

Raízen Combustíveis S.A.	Brazil

Rumo Logística Operadora Multimodal S.A.	Brazil

Logispot Armazéns Gerais S.A.	Brazil

Cosan Lubrificantes e Especialidades S.A.	Brazil

Cosan Paraguay S.A.	Paraguay

Cosan Cinco S.A.	Brazil

Radar Propriedades Agrícolas S.A.	Brazil

Tellus Participações S.A.	Brazil

Companhia de Gás de São Paulo - Comgás	Brazil

Cosan Lubes Investment Limited	Brazil

Comma Oil Chemicals

Raízen Energia S.A.

Cosan U.S.

Radar II Propriedades Agrícolas S.A.

Cosan Global Limited

Aldwych Temple Business Venture Company Ltd.

Terras da Ponte Alta S.A.

Nova Santa Bárbara Agrícola S.A.

Nova Amaralina S.A. Propriedades Agrícolas

Cosan Infraestrutura S.A.

Cosan Luxembourg S.A.

Rumo Um S.A.

Rumo Dois S.A.

Agrobio Investimentos e Participações S.A.

Cerpon Participações S.A

Nova Ibiajara Propriedades Agrícolas S.A.

Terra do Sol Propriedades Agrícolas S.A.

Terrainvest Propriedades Agrícolas S.A.

Lazi Participações S.A.

Tellus Bahia Propriedades Agrícolas Ltda.

Tellus Nordeste Propriedades Agrícolas Ltda.

Toperone Agrícola S.A.

Tparone Participações S.A.

Cosan Investimentos e Participações S.A.

Novvi LLC.

England

Brazil

United States

Brazil

Cayman Islands

British Virgin Islands

Brazil

Brazil

Brazil

Brazil

Luxembourg

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

Brazil

United States